Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS;

NET INCOME INCREASES 29.1%

MONDOVI, Wis., July 21, 2009 (GLOBE NEWSWIRE) — Marten Transport, Ltd. (Nasdaq/GS:MRTN) announced today its financial and operating results for the quarter ended June 30, 2009.

For the second quarter of 2009, net income increased 29.1% to $4.5 million, or 20 cents per diluted share, compared with $3.5 million, or 16 cents per diluted share, for the same quarter of 2008.  For the six-month period of 2009, net income increased 39.3% to $8.5 million, or 39 cents per diluted share, compared with $6.1 million, or 28 cents per diluted share, for the same six-month period of 2008.

Operating revenue, consisting of revenue from truckload and logistics operations, decreased 21.4% to $125.8 million in the second quarter of 2009 from $160.0 million in the 2008 quarter and decreased 18.3% to $247.8 million in the six-month period of 2009 from $303.4 million in the 2008 six-month period.  The decreases were primarily due to fuel surcharge revenue decreasing to $12.6 million in the quarter from $40.1 million in the 2008 quarter and to $23.4 million in the 2009 six-month period from $68.1 million in the 2008 six-month period, caused by significantly lower fuel prices in the 2009 periods.  Operating revenue, net of fuel surcharge revenue, decreased 5.6% to $113.2 million in the 2009 quarter from $119.9 million in the 2008 quarter and decreased 4.6% to $224.4 million in the 2009 six-month period from $235.2 million in the 2008 six-month period, due to a decrease in average miles per tractor.

Operating expenses decreased 23.0% to $118.3 million in the second quarter of 2009 from $153.6 million in the 2008 quarter and decreased 20.1% to $233.0 million in the 2009 six-month period from $291.5 million in the 2008 six-month period.  The operating expense decreases were primarily due to decreases in fuel and fuel taxes and purchased transportation over both periods.  Fuel and fuel taxes decreased 53.1% to $24.3 million in the second quarter of 2009 from $51.8 million in the 2008 quarter and decreased 50.8% to $46.1 million in the 2009 six-month period from $93.7 million in the 2008 six-month period.  This improvement was primarily attributable to significantly lower fuel prices and fewer miles driven in the 2009 periods, and to our continued emphasis on controlling tractor and trailer fuel costs.  Purchased transportation decreased 17.1% to $25.9 million in the second quarter of 2009 from $31.3 million in the second quarter of 2008 and decreased 17.9% to $48.7 million in the 2009 six-month period from $59.3 million in the 2008 six-month period, primarily as a result of decreases in miles driven by, and in the amount of fuel surcharges paid to, independent contractors.

Additionally, insurance and claims expense decreased by $2.0 million from the second quarter of 2008, due to reduced physical damage claims related to our tractors and trailers and decreases in the cost of self-insured auto liability and workers’ compensation accident claims.

Consistent with the growth in our net income, our net cash from operating activities increased to $15.1 million for the second quarter of 2009 from $7.0 million in the 2008 quarter and increased to $42.5 million for the 2009 six-month period from $21.7 million in the 2008 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “Despite the ongoing difficult freight environment, our ability to continue to produce positive results was clearly demonstrated in the second quarter.  We continued our disciplined focus on superior customer service, profitable freight selection and aggressive cost controls.  Most notably, our expansion of regional operations throughout the country, our continued growth of our logistics business, and our fuel efficiency initiatives have helped us improve our results.

“Our operating ratio (operating expenses as a percentage of operating revenue) improved to 94.0% for each of the second quarter and six-month periods of 2009 from 96.0% for the second quarter of 2008 and 96.1% for the 2008 six-month period.

“I want to especially recognize the efforts of all our employees, who remain one of our key strategic strengths.  Their smart, hard work and dedication to Marten Transport has continued to show tangible results in our ability to control costs and remain profitable in this difficult economy without reducing our work force or cutting our employees’ pay or benefits.  With our multi-faceted business model, our positive cash position with minimal debt, and our ability to keep our Marten team intact, we believe that we are well-positioned for an economic recovery.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment.  Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including that we are well-positioned for an economic recovery.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements.  Important factors known to us that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008.  We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(In thousands, except share information)	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$7,984	$2,395
Marketable securities	8,710	2,604
Receivables:
Trade, net	48,760	50,143
Other	7,913	7,385
Prepaid expenses and other	11,248	13,705
Deferred income taxes	7,300	6,140
Total current assets	91,915	82,372

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	465,596	451,172
Accumulated depreciation	(147,925)	(136,871)
Net property and equipment	317,671	314,301
Other assets	595	770
TOTAL ASSETS	$410,181	$397,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$1,042	$1,807
Accounts payable and accrued liabilities	32,593	32,894
Insurance and claims accruals	22,041	21,386
Current maturities of long-term debt	1,428	1,428
Total current liabilities	57,104	57,515
Long-term debt, less current maturities	—	1,429
Deferred income taxes	85,987	81,048
Total liabilities	143,091	139,992

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,885,073 shares at June 30, 2009, and 21,830,071 shares at December 31, 2008, issued and outstanding	219	218
Additional paid-in capital	76,236	75,305
Retained earnings	188,743	180,213
Total Marten Transport, Ltd. stockholders’ equity	265,198	255,736
Noncontrolling interest	1,892	1,715
Total stockholders’ equity	267,090	257,451
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$410,181	$397,443

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2009	2008	2009	2008

OPERATING REVENUE	$125,804	$159,994	$247,759	$303,368

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	35,759	37,755	71,861	74,437
Purchased transportation	25,933	31,285	48,685	59,289
Fuel and fuel taxes	24,272	51,785	46,138	93,714
Supplies and maintenance	9,558	9,378	19,376	18,710
Depreciation	13,386	12,346	26,819	24,308
Operating taxes and licenses	1,702	1,762	3,378	3,474
Insurance and claims	4,678	6,653	10,199	12,218
Communications and utilities	1,002	909	2,067	1,870
Gain on disposition of revenue equipment	(528)	(927)	(999)	(1,986)
Other	2,539	2,620	5,481	5,424

Total operating expenses	118,301	153,566	233,005	291,458

OPERATING INCOME	7,503	6,428	14,754	11,910

OTHER EXPENSES (INCOME):
Interest expense	34	302	98	836
Interest income	(30)	(37)	(63)	(114)
	4	265	35	722

INCOME BEFORE INCOME TAXES	7,499	6,163	14,719	11,188
Less: Income before income taxes attributable to noncontrolling interest	145	225	261	605

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	7,354	5,938	14,458	10,583

PROVISION FOR INCOME TAXES	2,877	2,469	5,928	4,461

NET INCOME	$4,477	$3,469	$8,530	$6,122

BASIC EARNINGS PER COMMON SHARE	$0.20	$0.16	$0.39	$0.28

DILUTED EARNINGS PER COMMON SHARE	$0.20	$0.16	$0.39	$0.28

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended June 30,		Dollar Change Three Months Ended June 30,	Percentage Change Three Months Ended June 30,
(Dollars in thousands)	2009	2008	2009 vs. 2008	2009 vs. 2008
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$87,969	$96,506	$(8,537)	(8.8)%
Truckload fuel surcharge revenue	11,286	37,568	(26,282)	(70.0)
Total Truckload revenue	99,255	134,074	(34,819)	(26.0)

Logistics revenue, net of intermodal fuel surcharge revenue	25,225	23,366	1,859	8.0
Intermodal fuel surcharge revenue	1,324	2,554	(1,230)	(48.2)
Total Logistics revenue	26,549	25,920	629	2.4

Total operating revenue	$125,804	$159,994	$(34,190)	(21.4)%

Operating income:
Truckload	$5,697	$4,634	$1,063	22.9%
Logistics	1,806	1,794	12	0.7
Total operating income	$7,503	$6,428	$1,075	16.7%

Operating ratio:
Truckload	94.3%	96.5%		2.3%
Logistics	93.2	93.1		(0.1)
Consolidated operating ratio	94.0%	96.0%		2.1%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Six Months Ended June 30,		Dollar Change Six Months Ended June 30,	Percentage Change Six Months Ended June 30,
(Dollars in thousands)	2009	2008	2009 vs. 2008	2009 vs. 2008
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$176,504	$191,137	$(14,633)	(7.7)%
Truckload fuel surcharge revenue	21,123	64,066	(42,943)	(67.0)
Total Truckload revenue	197,627	255,203	(57,576)	(22.6)

Logistics revenue, net of intermodal fuel surcharge revenue	47,875	44,111	3,764	8.5
Intermodal fuel surcharge revenue	2,257	4,054	(1,797)	(44.3)
Total Logistics revenue	50,132	48,165	1,967	4.1

Total operating revenue	$247,759	$303,368	$(55,609)	(18.3)%

Operating income:
Truckload	$11,530	$8,361	$3,169	37.9%
Logistics	3,224	3,549	(325)	(9.2)
Total operating income	$14,754	$11,910	$2,844	23.9%

Operating ratio:
Truckload	94.2%	96.7%		2.6%
Logistics	93.6	92.6		(1.1)
Consolidated operating ratio	94.0%	96.1%		2.2%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Truckload Segment:
Revenue (in thousands)	$99,255	$134,074	$197,627	$255,203
Average truckload revenue, net of fuel surcharges, per total mile	$1.501	$1.497	$1.513	$1.488
Average miles per tractor(1)	24,581	27,162	48,922	54,245
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$2,838	$3,128	$2,863	$3,105
Average tractors (1)	2,384	2,373	2,385	2,368
Average miles per trip	796	865	810	878
Non-revenue miles percentage(2)	9.3%	7.7%	9.1%	7.9%
Total miles – company-employed drivers (in thousands)	52,557	55,587	104,669	109,897
Total miles – independent contractors (in thousands)	6,045	8,877	11,988	18,548

Logistics Segment:
Brokerage:
Revenue (in thousands)	$15,859	$16,487	$30,313	$31,711
Loads	9,365	7,978	16,971	15,591
Intermodal:
Revenue (in thousands)	$10,690	$9,433	$19,819	$16,454
Loads	4,656	2,773	8,309	4,926
Average tractors	64	51	59	45

At June 30, 2009, and June 30, 2008:
Total tractors(1)	2,492	2,392
Average age of company tractors (in years)	2.3	2.3
Total trailers	4,142	4,086
Average age of company trailers (in years)	3.3	2.7
Ratio of trailers to tractors(1)	1.7	1.7
Ratio of tractors to non-driver personnel(1)	4.4	4.8

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2009	2008	2009	2008

Net cash provided by operating activities	$15,112	$6,979	$42,528	$21,718
Net cash (used for) provided by investing activities	(8,818)	3,637	(35,299)	2,770

Weighted average shares outstanding:
Basic	21,871	21,764	21,855	21,760
Diluted	21,993	21,918	21,978	21,912

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 221 and 246 tractors as of June 30, 2009, and 2008, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.